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                                                                    Exhibit 23.2
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                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 350,000 shares of its common stock pertaining to the Consulting Agreement, dated November 25, 1997, by and between 20th Century Associates, Inc. and Electropharmacology, Inc. of our report dated April 2, 1996, relating to the financial statements of Electropharmacology, Inc., for the year ended December 31, 1995 appearing in the Company's annual report on Form 10-KSB/A for the year ended December 31, 1996.


                                            /s/ BDO Seidman, LLP
                                            --------------------
                                            BDO Seidman, LLP

Miami, Florida
November 24, 1997